Enhanced Group (NYSE: ENHA) to Acquire Controlling Interest in Pan-European Live Entertainment Company DEAG, Creating a Global Platform for the Experience Economy, And Conducting Concurrent $15 Million PIPE
Acquisition creates a global sports and live entertainment platform for in-real-life, human-centered experiences, combining Enhanced’s owned sports IP and telehealth platform with DEAG’s ~6,000 annual live events and proprietary ticketing, with combined 2027E Revenue expected at approximately $670 million and combined 2027E Adjusted EBITDA(1) expected at $26 million
●Enhanced believes demand for live, shared human experiences will only grow as AI and automation reshape work
●In a first step Enhanced acquires approximately 77% of DEAG Deutsche Entertainment AG, a leading European live entertainment and ticketing platform with approximately $600 million in 2027E revenue
●Attractive entry valuation: 5.3x FY2027E Adjusted EBITDA(1), an approximate 63% discount to the listed peer median
●Combination expected to generate approximately $670 million in combined revenue and $26 million in Adjusted EBITDA(1) in 2027
●Enhanced is conducting a $15 million concurrent PIPE, placed with several long-term oriented, blue-chip family offices and funds, including participation by Apeiron Investment Group

Enhanced to Host Investor Conference Call Today at 10:30 a.m. ET. Dial in details below.
NEW YORK, November 5, 2026 – Enhanced Group Inc. (NYSE: ENHA) (“Enhanced” or the “Company”), a sports, entertainment and performance products company, today announced that it has entered into definitive exchange agreements with certain shareholders of DEAG Deutsche Entertainment AG (“DEAG”) to acquire an approximately 77% controlling interest in DEAG, a leading Berlin-headquartered live entertainment and ticketing platform operating across Europe, with a growing presence in the US.
The transaction transforms Enhanced into a sports and live entertainment powerhouse, bringing together two complementary businesses in a major strategic milestone. Enhanced’s owned sports properties, including the Enhanced Games and Enhanced Breakers Series, and its Live Enhanced telehealth businesses are complemented by DEAG’s live event offering across festivals, concerts and touring, spoken word and other live experiences, along with its promoter network, production capabilities, venue relationships and proprietary ticketing infrastructure.
Enhanced believes this step positions it well for what it sees as the flip side of AI: as technology gives people more time back, Enhanced believes they will increasingly choose to spend it on real-world, shared experiences.
Maximilian Martin, Co-Founder and Chief Executive Officer of Enhanced, commented:
“I believe one of the most significant long-term consequences of AI and robotics will be a gradual reduction in the need for human labor. And I believe people will mostly allocate this free time to shared, real live human experiences. This creates scarcity, as sports and live experiences cannot be automated or replicated by AI. A live game, a concert, a record broken in front of a crowd - all those moments create goosebumps and become more valuable as everything else becomes digitally abundant. We believe the winners will be the companies that own the content, the stage and the ticket. With DEAG, Enhanced will have all three: owned sports and live IP, a broad promoter and venue network, and proprietary ticketing. And we believe we are acquiring it at a very attractive valuation.”
In the all-stock transaction, Enhanced is expected to issue 1 Enhanced share for approximately 1.7 DEAG shares - hence approximately 11 million newly issued shares of its Class A common stock - to the participating DEAG shareholders, with no cash consideration as part of the transaction.
Enhanced is issuing the consideration shares at $8 per share, an approximately 13% premium to yesterday’s closing price of $7.11. This values 100% of DEAG's equity at approximately $115 million, with an implied enterprise value of approximately $139 million(1). This represents 5.3x DEAG's FY2027E Adjusted EBITDA of approximately $26.5 million, compared with a median of 14.1x for listed live entertainment peers (CTS Eventim 7.7x, Live Nation 14.1x, TKO Group 15.0x), an implied 63% discount. FY2027E figures are Enhanced management estimates.

The combined group is expected to generate approximately $670 million in combined revenue and $26 million in Adjusted EBITDA in 2027, representing 21.5% revenue growth and an approximately $65.5 million improvement in Adjusted EBITDA year over year, providing Enhanced with significant operating scale and a broader platform for organic growth and further acquisitions. See “Non-GAAP Financial Measures” below.
DEAG will continue to operate under its existing management team, led by incoming CEO Markus Breitenecker, who joins from ProSiebenSat.1 Media SE, where he was Chief Operating Officer, and will pursue its established buy-and-build strategy, which Enhanced management intends to support further by contributing additional growth capital. Since 2019, DEAG has successfully completed more than 30 acquisitions, consolidating independent promoters and regional live entertainment businesses in Europe's fragmented live entertainment market.

Enhanced's management views the acquisition of DEAG as the first step in its own buy-and-build strategy, with further acquisitions in sports and live entertainment envisaged over the coming years.
For more information on the transaction please refer to the materials uploaded on Enhanced’s Investor Relations Website.
The Experience Economy: Why Now
Structural demand for live experiences: Enhanced believes consumers are shifting spend from goods to experiences, with sports and live entertainment being a key beneficiary. Industry estimates put global live events spend at approximately $110 billion in 2025, projected to grow at approximately 7% annually through 2030.
A premium on the real and authentic: As AI-generated content proliferates, Enhanced believes live presence and human performance will carry a growing premium. The Enhanced Games, built around human performance pushed to its limits, are designed for that world.
Room to consolidate: Europe's live entertainment market remains fragmented. DEAG has completed more than 30 acquisitions since 2019 and is positioned to continue consolidating it.
Transaction Details
Under the terms of the definitive exchange agreements, Enhanced in a first step will acquire an approximately 77% controlling interest in DEAG at an agreed value of €4.00 per DEAG share.

The newly issued shares will be subject to a lock-up period of up to 12 months with staggered lock-up releases.

Following closing, Enhanced management intends equipping DEAG with further growth capital and may evaluate options to increase its ownership of DEAG over time, potentially up to 100%, which could include additional share exchanges with other DEAG shareholders or other transactions permitted under applicable German law. No decision has been made with respect to any such transaction, and there can be no assurance that any such transaction will be pursued or completed.

PIPE Financing
In connection with the acquisition, Enhanced has entered into a securities purchase agreement with institutional and accredited investors for a private investment in public equity (“PIPE”) financing of $15 million with selected long-term investors. The new PIPE shares will be issued at $7.11 equaling the closing price of Enhanced’s stock as of yesterday, November 4th. The shares are common equity only, with no warrants attached.
The PIPE financing is expected to close concurrently with the DEAG acquisition, subject to customary closing conditions.
The PIPE is intended to provide additional capital to support Enhanced's growth strategy, including the further acceleration of its existing sporting business, telehealth and performance products businesses, as well as supporting DEAG’s buy-and-build strategy and general corporate purposes.
Governance and Related-Party Considerations
Because Apeiron is both Enhanced's controlling stockholder and a seller of DEAG shares, the transaction is a related-party transaction. To safeguard the interests of Enhanced's other stockholders, Enhanced's Board of Directors established a special committee composed solely of independent and disinterested directors (the “Special Committee”) to review, evaluate and negotiate the transaction and Apeiron's participation in the PIPE financing. The Special Committee retained its own independent legal counsel, Olshan Frome Wolosky LLP, and its own independent financial advisor, Roth Capital Partners, LLC. Roth Capital rendered an independent fairness opinion to the Special Committee that, as of its date and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by Enhanced in the transaction was fair, from a financial point of view, to Enhanced. Acting on the recommendation of the Special Committee, the Audit Committee and the disinterested directors of Enhanced approved the transaction. The transaction has been approved by written consent of Enhanced's controlling stockholder, without a separate vote of Enhanced's other stockholders, subject to applicable legal and regulatory requirements.
Expected Closing
The transaction is expected to close in the first quarter of 2027, subject to the satisfaction of customary closing conditions and applicable regulatory requirements.
Advisors
Oppenheimer & Co. Inc. is acting as financial advisor to Enhanced in connection with the acquisition and as lead placement agent for the PIPE financing. Canaccord Genuity LLC is acting as co-placement agent for the PIPE financing. Greenberg Traurig, LLP is acting as legal counsel to Enhanced in connection with the transactions. Lowenstein Sandler LLP is acting as legal counsel to Oppenheimer. Roth Capital Partners, LLC is acting as financial advisor to the Special Committee, and Olshan Frome Wolosky LLP is acting as legal counsel to the Special Committee.

Currencies
All Euro numbers from DEAG have been converted into USD assuming an exchange rate of 1.147, the average EUR/USD rate over the 90 days ended October 19, 2026
Conference Call & Investor Materials
Enhanced will host a conference call to discuss the transaction today, November 5, at 10:30 a.m. ET. A live webcast will be accessible through the Events section of Enhanced's investor relations website at investors.enhanced.com. A replay of the conference call will be available shortly after the call concludes. Other materials, including an investor presentation, will also be accessible on Enhanced’s investor relations website and on the SEC’s website at sec.gov.
Non-GAAP Financial Measures (1) This press release includes financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), including EBITDA and Adjusted EBITDA. For purposes of this press release, “EBITDA” means earnings before interest, taxes, depreciation and amortization, and “Adjusted EBITDA” means EBITDA provided on a lease-adjusted basis, under which operating lease cost (right-of-use asset depreciation and lease interest) recognized by DEAG under International Financial Reporting Standards (“IFRS”) 16 is deducted from EBITDA to approximate a U.S. GAAP (ASC 842) operating-lease presentation. For DEAG, €8.5 million of operating lease cost is deducted from DEAG's FY2027E IFRS EBITDA of €31.6 million, resulting in Adjusted EBITDA of €23.1 million. Enterprise value is presented on a lease-adjusted basis, which excludes operating lease liabilities of €23.8 million from IFRS enterprise value of €145.4 million, and valuation multiples based on Adjusted EBITDA are calculated on the same basis. On an IFRS basis, DEAG's enterprise value to FY2027E EBITDA multiple is 4.6x. Peer multiples are based on FactSet consensus estimates as of October 19, 2026, with CTS Eventim presented on the same lease-adjusted basis. DEAG's reported EBITDA includes non-operating income, such as put-option and earn-out revaluations. These non-GAAP measures are presented as supplemental performance measures and should not be considered in isolation or as a substitute for, and should be read together with, the most directly comparable measure prepared in accordance with GAAP, which for Adjusted EBITDA is net income (loss). DEAG reports under IFRS and in euros; DEAG's measures are not prepared in accordance with U.S. GAAP and may not be comparable to Enhanced's measures or to similarly titled measures used by other companies. The estimates of DEAG's measures, and the combined figures to the extent they include DEAG, are forward-looking measures prepared by Enhanced for illustrative purposes based on publicly available information and Enhanced's own assumptions, and are presented on the basis of IFRS. DEAG has not participated in their preparation, and they are not guidance, forecasts or projections provided, approved, adopted or endorsed by DEAG or its management. Because Enhanced does not have access to DEAG's internal forecasts and cannot reliably forecast certain DEAG items necessary for a reconciliation, including interest expense, income taxes, depreciation and amortization and non-operating items such as put-option and earn-out revaluations, Enhanced is unable to reconcile projected 2027 Adjusted EBITDA to projected 2027 net income (loss), the most directly comparable GAAP measure, or to the most directly comparable IFRS measure, without unreasonable effort. These items are uncertain, depend on future events and could be material, individually or in the aggregate, to the comparable GAAP or IFRS measure. The combined 2027 figures are presented on a combined and illustrative basis to give effect to the proposed DEAG acquisition, including the consolidation of 100% of DEAG's results, are based on preliminary estimates and assumptions that are subject to change, and have not been prepared in accordance with Article 11 of Regulation S-X or audited, reviewed, examined or compiled by independent accountants. DEAG's financial information is prepared under IFRS and has not been converted to U.S. GAAP, and such conversion could result in materially different amounts. The combined figures do not reflect any synergies, the financing of the transaction or the final size of the stake acquired, do not purport to represent what Enhanced's actual results would be, and should not be relied upon as a representation that any projected result will be achieved.
Additional Information
Because the transaction has been approved by written consent of Enhanced's controlling stockholder, Enhanced does not expect to solicit proxies or hold a special meeting of stockholders in connection with the transaction. Enhanced intends to file with the Securities and Exchange Commission (the “SEC”) an information statement on Schedule 14C describing the transaction, which will be mailed to Enhanced's stockholders of record. This press release is not a substitute for the Schedule 14C information statement or any other document that Enhanced may file with or furnish to the SEC. Investors and security holders are urged to read the Schedule 14C information statement carefully and in its entirety when it becomes available because it will contain important information about the transaction. Investors and security holders will be able to obtain free copies of the Schedule 14C information statement and other documents filed with or furnished to the SEC by Enhanced through the website maintained by the SEC at www.sec.gov, or on Enhanced's website at investors.enhanced.com
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The shares of Class A common stock to be issued in the PIPE financing and in the DEAG acquisition are being offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About Enhanced Group Inc.
Enhanced (NYSE: ENHA) is an elite sports competition and performance products company committed to giving athletes and consumers access to products that optimize health, performance, and recovery. Its Live Enhanced platform provides consumers with clinician-guided protocols, supplements, and personalized health and longevity offerings. For more information, visit www.enhanced.com.
Forward-Looking Statements
This press release contains forward-looking statements. The Company does not claim, and these forward-looking statements are not made in reliance on, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995, which may be unavailable to the Company. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the expected timing, completion, and effects of the proposed acquisition of DEAG; the anticipated benefits, synergies, and strategic rationale of the combination; expected combined revenue and EBITDA for 2027 and other projected financial results; the implied valuation multiples of the transaction and their comparison to peers; expectations regarding consumer demand for live entertainment and experiences; the possibility, timing and terms of any future transaction to increase Enhanced’s ownership of DEAG, which may include additional share exchanges with other DEAG shareholders; the timing and completion of the concurrent PIPE financing; the anticipated use of PIPE proceeds; the satisfaction of closing conditions and receipt of required regulatory approvals; the expected closing timeframe; DEAG’s continued operations, management, and buy-and-build acquisition strategy following closing; the treatment of DEAG’s existing indebtedness; the filing and mailing of the Schedule 14C information statement; the expected filing and effectiveness of a resale registration statement; the lock-up arrangements; and Enhanced’s business strategy, market opportunities, and long-term growth prospects. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risk that the transaction or the PIPE financing is not completed on the anticipated terms or timeline or at all; the satisfaction or waiver of closing conditions, including required regulatory approvals and the DEAG-related closing conditions; the ability to integrate DEAG and realize anticipated benefits; the risk that the projections for Enhanced and the estimates for DEAG, which are based on publicly available information and Enhanced’s own assumptions, may not be realized; the risk that the conversion of DEAG’s IFRS financial information to U.S. GAAP produces materially different results; the effect of the transaction on DEAG’s indebtedness, including its outstanding bond; potential future transactions to increase Enhanced's ownership of DEAG; and the timing and effect of the release of shares from lock-up restrictions . For a discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and the Company’s other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.
Contacts
Investor Contact
investors@enhanced.com
Media Contact
media@enhanced.com